Pricing Supplement No.             f05-0426
         Pricing Supplement Dated:          April 26, 2005
         Rule 424(b)(3)
         File No.                           333-119615

         (To Prospectus Supplement
         and Prospectus Dated November 1, 2004)

         $5,000,000,000
         Citigroup Global Markets Holdings Inc.
         Retail Medium-Term Notes, Series F
         Due Nine Months or More From Date of Issue

         Trade Date:                        April 26, 2005
         Issue Date:                        April 29, 2005
         Settlement Date:                   April 29, 2005
         Following Business Day Convention

         Form of Note:                      Global/Book-Entry Only
         Calculation Agent:                 Citibank
         Minimum Denominations/Increments:  $1,000

         Purchasing Agent: Citigroup, acting as principal

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         CUSIP:                             17307XHQ7
         Aggregate Principal Amount:        USD 725,000.00
         Price to Public:                   100%
         Concession:                        0.4000%
         Net Proceeds to Issuer:            USD 722,100.00
         Interest Rate (per annum):         3.6500%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       October 15, 2005
         Maturity Date:                     April 15, 2007
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Not Callable

         --------------------------------------------------------------

         CUSIP:                             17307XHR5
         Aggregate Principal Amount:        USD 2,310,000.00
         Price to Public:                   100%
         Concession:                        2.0000%
         Net Proceeds to Issuer:            USD 2,263,800.00
         Interest Rate (per annum):         5.2500%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Quarterly
         First Interest Payment Date:       July 15, 2005
         Maturity Date:                     April 15, 2020
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning April 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

         --------------------------------------------------------------

         CUSIP:                             17307XHS3
         Aggregate Principal Amount:        USD 1,413,000.00
         Price to Public:                   100%
         Concession:                        2.5000%
         Net Proceeds to Issuer:            USD 1,377,675.00
         Interest Rate (per annum):         5.4000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       October 15, 2005
         Maturity Date:                     April 15, 2030
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning April 15, 2010, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.